Financial Statements for the 14 months ended 31 May 2002
                                       for
                                 CLL Pharma S.A.




The Financial Statements have been prepared in US GAAP from the original French accounts, prepared in Euro's, which were audited by the Ernst and Young Office in Nice, France.

                                 CLL Pharma S.A.


                      Contents of the Financial Statements
                       for the 14 months ended 31 May 2002


                                                        Page

          Balance Sheet                                 1

          Profit and Loss Account                       2

          Notes to the Financial Statements             3 to 7

CLL Pharma S.A.

Consolidated Balance Sheet
As at 31 May 2002


                                           ASSETS                                      31-May-02        31-Mar-01

                                                                                        Audited          Audited
Current Assets
        Cash and cash equivalents                                                     $        5,699   $     563,874
        Goods for resale                                                                     110,045         282,650
        Accounts receivable                                                                8,580,094       5,007,153
        Prepaid expenses                                                                     205,746         296,409
        Corporation tax                                                                      400,839               0
        Other accounts receivable                                                          1,615,523       1,750,637
                                           Total current assets                           10,917,946       7,900,723

        Property and equipment, net                                                          256,139         129,334
        Intangible assets, net                                                             7,007,191       4,022,776
                                           Total
                                           assets                                     $   18,181,276   $  12,052,833



                                         LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                       31-May-02        31-Mar-01


Current Liabilities
        Bank loans and overdrafts                                                     $      633,986   $     148,690
        Accounts payable                                                                   4,753,446       1,669,818
        Accrued expenses                                                                   4,229,601       2,169,233
        Deferred revenue - current                                                           464,032         259,505
        Other current liabilities                                                          1,682,522       1,325,108
                                           Total current liabilities                      11,763,587       5,572,354


Long term Liabilities
        Bank loans                                                                           161,384         122,684
        Deferred revenue - long term                                                         230,130         509,202
        Other long term liabilities                                                          428,140               0
                                           Total liabilities                              12,583,241       6,204,240

Shareholders' equity
        Common stock                                                                       3,755,897       3,450,820
        Accumulated earnings                                                                 171,747       1,166,565
        Accumulated other comprehensive
        income                                                                             1,670,391       1,231,208

                                           Shareholders' equity                            5,598,035       5,848,593

        Total liabilities and
        shareholders' equity                                                          $   18,181,276   $  12,052,833


CLL Pharma S.A.

Consolidated Statement of Operations
for the 14 months ended 31 May 2002                                                   31-May-02        31-Mar-01

                                                                                       Audited          Audited
                                                                                      14 months        12 months

Revenue                                                                               $  8,474,138     $   6,783,051

Cost of Sales                                                                            5,702,029         2,697,656

                                           Gross Profit                                  2,772,109         4,085,395

Costs and expenses
        General and administrative                                                       1,867,431         1,644,057
        Depreciation and amortisation                                                    1,975,356         1,117,361

                                           Total costs and expenses                      3,842,787         2,761,418

Loss from operations                                                                    -1,070,678         1,323,977

Interest income (expense)
        Interest and finance charges                                                       -71,212           -46,788
        Interest income                                                                     93,139             1,873
                                                                                            21,927           -44,915
                                                                                           -71,212           -46,788
Net loss before income tax benefit                                                      -1,048,751         1,279,062
Income tax benefit / (expense)                                                             110,417          -211,156

Net loss                                                                                  -938,334         1,067,906
Cumulative preferred stock dividend                                                              0                 0

Net profit/(loss) attributable to common
shareholders                                                                          $   -938,334     $   1,067,906


Basic and diluted net (loss) / profit
per share of common stock                                                                   -12.63             14.46

Weighted average shares used in
computing basic and diluted                                                                 74,297            73,862
        net (loss) / profit per share

CLL Pharma S.A.

Notes to the Financial Statements
for the 14 months ended 31 May 2002


1.      ACCOUNTING POLICIES Accounting convention
        The financial statements have been prepared in US GAAP under the historical cost convention and the basis of presentation is :- Turnover Sales of finished goods are accounted for on the date the goods are delivered.

        Royalties receivable on licences and research and development are spread over the term of the contracts.

        Other royalties receivable are accounted for on a receipts basis.

        Intangible assets
        Depreciation is provided using the following annual rates:
        Research and development                                                                - over 5 years
        Software                                                                                - over 2 years
        Technical assistance                                                                    - over 5 years

        Tangible fixed assets
        Depreciation is provided using the following annual rates:
        Plant & machinery                                                                       - over 5 years
        Office equipment                                                                        - over 3 to 5 years
        Fixtures and fittings                                                                   - over 6 to 10 years


        Stocks
        Stock of raw materials is valued at cost using the FIFO method.

        Work in progress is valued at cost.

        A provision for depreciation is made when the cost of the stock of raw materials is higher than the net realisable value.

        Investments Investments are valued at cost.

        Foreign Currencies
        Assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the date of the Balance Sheet. Transactions in foreign currencies are translated into dollars at the average rate of exchange during the period that the accounts cover.



CLL Pharma S.A.

Notes to the Financial Statements
for the 14 months ended 31 May 2002

2.     Staff Costs                                                                        31-May-02      31-Mar-01
                                                                                          14 months      12 months

        Wages and Salaries                                                            $    1,246,059   $     806,721
        Social Security costs                                                                520,823         333,717


        The average monthly number of employees during the period was as follows:
                                                                                          31-May-02      31-Mar-01
        Executives                                                                                26              16
        Others                                                                                     7               4
                                                                                                  33              20


3.      ACCOUNTS RECEIVABLE
                                                                                          31-May-02       31-Mar-01

        Accounts receivable                                                           $    8,580,094   $   5,007,153
        Loans                                                                                164,531               0
        Due from group companies                                                               1,374              10
        Other accounts receivable                                                          1,306,485       1,564,333
        Corporation tax                                                                      400,839               0
        Prepayments                                                                          205,746         296,409
        Investments in shares                                                                143,133         186,294
                                                                                          10,802,202       7,054,199


4.      CURRENT LIABILITIES
                                                                                         31-May-02       31-Mar-01

        Bank loans and overdrafts                                                     $      633,986   $     148,690
        Other loans                                                                          142,716           9,517
        Accounts payable                                                                   4,753,446       1,669,818
        Government grants                                                                    829,282         538,360
        Due to group companies                                                                 9,215          37,701
        Corporation tax                                                                            0          56,584
        Social security and other taxes                                                      701,309         682,946
        Deferred income                                                                      464,032         259,505
        Other current liabilities and accruals                                             4,229,601       2,169,233
                                                                                          11,763,587       5,572,354

5.      LONG TERM LIABILITIES
                                                                                         31-May-02        31-Mar-01

        Bank loans and overdrafts                                                     $      161,384   $     122,684
        Other loans                                                                          428,140               0
        Deferred income                                                                      230,130         509,202
                                                                                             819,654         631,886


CLL Pharma S.A.

Notes to the Financial Statements
for the 14 months ended 31 May 2002


6.      INTANGIBLE ASSETS
                                                              Research &            Patents &
                                                             Development            Licences              Total
        Cost
        At 1 April 2002                                   $      5,151,500   $       1,409,444     $       6,560,944

        Additions                                                2,923,940             182,792             3,106,732
        Additions on merger of IDD/Milgen                                0           1,579,587             1,579,587

        Disposals                                                 -250,677             -90,631              -341,308

        Current Movements                                          485,861             166,728               652,589

        At 31 May 2002                                           8,310,624           3,247,920            11,558,544

        Depreciation
        At 1 April 2001                                          1,936,182             601,986             2,538,168

        Additions on merger of IDD/Milgen                                0              55,134                55,134

        Charge for the year                                      1,541,272             381,065             1,922,337

        Disposals                                                 -219,680                   0              -219,680

        Currency Movement                                          194,000              61,394               255,394

        At 31 May 2002                                           3,451,774           1,099,579             4,551,353

        NET BOOK VALUE AT 31 MAY 2002                            4,858,850           2,148,341             7,007,191

        NET BOOK VALUE AT 31 MARCH 2001                          3,215,318             807,458             4,022,776



CLL Pharma S.A.

Notes to the Financial Statements
for the 14 months ended 31 May 2002


7.    TANGIBLE FIXED ASSETS
                                             Plant &            Office          Fixtures &
                                            Machinery         Equipment          Fittings          Building           Total
Cost
At 1 April 2002                            $      215,566    $      150,899  $         73,664     $           0    $      440,129

Additions                                          18,311           107,185            10,953            78,055           214,504
Additions on merger of IDD/Milgen                       0            42,485           106,461                 0           148,946

Disposals                                         -73,303           -14,327           -43,275                 0          -130,905

Current Movements                                  14,334            16,280             8,238             2,804            41,656

At 31 May 2002                                    174,908           302,522           156,041            80,859           714,330

Depreciation
At 1 April 2001                                   164,472            99,808            46,515                 0           310,795

Additions on merger of IDD/Milgen                       0            41,490           105,479                 0           146,969

Charge for the year                                 7,337            36,738             7,782             1,162            53,019

Disposals                                         -41,830            -6,010           -32,565                 0           -80,405

Currency Movement                                  11,205            10,147             6,419                42            27,813

At 31 May 2002                                    141,184           182,173           133,630             1,204           458,191

NET BOOK VALUE AT 31 MAY 2002                      33,724           120,349            22,411            79,655           256,139

NET BOOK VALUE AT 31 MARCH 2001                    51,094            51,091            27,149                 0           129,334


CLL Pharma S.A.

Notes to the Financial Statements
for the 14 months ended 31 May 2002




8. COMMON STOCK

        Authorised, alloted, issued and fully paid.

        Number       Class       Nominal      31-May-02    31-Mar-01
                                 value           US$          US$
        74,297       Ordinary    54 EURO      3,755,897    3,450,820

        870 new shares at 54 Euro per share issued during the period.